Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in this Annual Report on Form 10-K of Phillips 66 Partners LP for the year ended December 31, 2015.
We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Southern Hills Pipeline, LLC and subsidiaries as of and for the year ended December 31, 2015, appearing in this Annual Report on Form 10-K of Phillips 66 Partners LP for the year ended December 31, 2015.

CONSENT OF INDEPENDENT AUDITORS

We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-197797 on Form S-3 of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation, and Registration Statement No. 333-190195 on Form S-8 of Phillips 66 Partners LP, of our report dated February 12, 2016, relating to the consolidated financial statements of DCP Sand Hills Pipeline, LLC and subsidiaries as of December 31, 2015 and for the period from March 2, 2015 to December 31, 2015, appearing in this Annual Report on Form 10-K of Phillips 66 Partners LP for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 12, 2016